Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		Andy Schroeder, VP of Finance/Treasurer
Englewood, CO 80112-5000	Phone:	(303) 290-8700
(800) 730-8388	E-mail:	investorrelations@markwest.com
(303) 290-8700	Website:	www.markwest.com
(303) 290-8769 Fax

MarkWest Energy Partners, L.P., Reports 2005 Second Quarter Results

DENVER—August 9, 2005—MarkWest Energy Partners, L.P. (AMEX: MWE) today reported net income of $0.7 million for the three months ended June 30, 2005, or $0.04 per diluted limited partner unit, compared to net income of $3.3 million, or $0.43 per diluted limited partner unit, for the second quarter of 2004.

On July 21, 2005, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the Partnership’s quarterly cash distribution of $0.80 per unit for the second quarter of 2005.  The second quarter distribution is payable August 15, 2005 to unitholders of record on August 9, 2005

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (DCF). For the three months ended June 30, 2005, DCF was $7.7 million, compared to $6.4 million for the three months ended June 30, 2004.  A reconciliation of DCF to our most directly comparable GAAP financial measure, net income, is provided at the end of this press release.

The change in second quarter net income compared to 2004 was primarily attributed to:

•                  Expenses incurred in our testing and repair program on the Appalachian Liquids Pipeline System (ALPS) as well as additional trucking costs for moving product while the line is out of service.

•                  Decreased liquids fractionation in Appalachia, primarily due to upstream interruptible customer curtailments in 2005.

•                  Increased SG&A expense related to ongoing audit and compliance requirements and non-cash compensation expense.

•                  Reduced throughput volumes on our systems in Michigan due to the expected decline in oil and natural gas production.

•                  Higher interest expense related to increased borrowing to fund acquisitions.

On the positive side these items were partially offset by the following:

•                  The addition of our East Texas assets.  We did not acquire these assets until the third quarter of 2004.

•                  The addition of our interest in Starfish Gathering Company, LLC, which we acquired in the first quarter of 2005.

•                  Improved gathering volumes on our Appleby and Western Oklahoma systems compared to the prior year.

•                  Improved processing margins relative to the prior year.

•                  Higher NGL and gas prices on our equity gallons and volumes.

The ALPS incremental trucking costs, testing and repairs expenses for the quarter totaled $2.3 million.  The ALPS expenses mentioned above will continue into the third quarter as we finalize testing and repair of the pipeline.

Second quarter results also include an approximate $0.8 million non-cash charge associated with the compensation expense from the Participation Plan, whereby compensation expense is allocated to the Partnership from its parent company, MarkWest Hydrocarbon, Inc. for the sale of interests in the Partnership’s general partner to certain of their employees and directors.  This represents an $0.7 million increase over the second quarter of 2004.

“This was an unusual quarter for us in that most of the shortfall in expected cash flow was attributable either to one-time expenses or expenses that will be concluded in the third quarter,” said Frank Semple, President and CEO.  He added, “On the positive side I am very pleased that several key factors affected the quarter, which we believe will continue for the foreseeable future. First, our East Texas assets, which we acquired last year, are performing well and the construction of our new Carthage processing plant is on schedule for start-up January 1, 2006.  We have identified and are building in excess of $20 million of new internal growth projects at our East Texas, Oklahoma and Appleby systems.  Both our Appleby and Western Oklahoma assets continue to expand as high quality drilling opportunities behind these systems are exploited by our producer customers. As an example, we now have 120 wells connected to our Appleby system and one of our producer customers has identified more than 500 drilling locations on its acreage alone. Finally, our Starfish acquisition in March of this year is performing well and we, with our partner in that system, are actively pursuing new expansion opportunities as wells are being drilled in the deep water Gulf of Mexico.”

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Annual Report on Form 10-K for the current year, as filed with the SEC.

MarkWest Energy Partners, L.P.

Financial Statistics

(in thousands of dollars, except per unit amounts)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Statement of Operations Data
Revenues	$102,960	$65,659	$192,597	$129,484

Operating expenses:
Purchased product costs	73,862	49,371	134,647	97,224
Facility expenses	11,360	6,326	20,691	12,616
Selling, general and administrative expenses	6,311	2,125	10,950	5,023
Depreciation, amortization and accretion	6,680	3,335	13,111	6,514
Total operating expenses	98,213	61,157	179,399	121,377

Income from operations	4,747	4,502	13,198	8,107

Other income (expense):
Earnings from unconsolidated subsidiaries	990	—	990	—
Interest income	63	14	130	21
Interest expense	(4,558)	(915)	(8,232)	(2,044)
Amortization of deferred financing costs	(497)	(315)	(972)	(623)
Miscellaneous expense	(74)	(24)	(178)	(38)

Net income	$671	$3,262	$4,936	$5,423

General partner’s interest in net income	$286	$235	$205	$234
Limited partners’ interest in net income	$385	$3,027	$4,731	$5,189
Basic net income per limited partner unit	$0.04	$0.43	$0.44	$0.75
Diluted net income per limited partner unit	$0.04	$0.43	$0.44	$0.75
Weighted average units outstanding:
Basic	10,643	6,998	10,643	6,886
Diluted	10,677	7,024	10,675	6,914

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$(1,768)	$9,696	$15,754	$15,081
Investing activities	$(15,494)	$(8,414)	$(73,050)	$(9,770)
Financing activities	$15,281	$(3,627)	$46,236	$(5,193)

Other Financial Data
Distributable cash flow	$7,657	$6,408	$19,963	$12,434

	June 30, 2005	December 31, 2004
Balance Sheet Data
Working capital	$1,213	$10,547
Total assets	$569,313	$529,422
Total debt	$290,000	$225,000
Partners’ capital	$229,207	$241,142
Total debt to total book capitalization	56%	48%

MarkWest Energy Partners, L.P.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Operating Data:
Southwest:
East Texas (1)
Gathering systems throughput (Mcf/d)	323,000	NA	305,000	NA
NGL product sales (gallons)	26,222,000	NA	50,596,000	NA

Oklahoma
Foss Lake gathering systems throughput (Mcf/d)	70,000	63,000	69,000	59,000
Arapaho NGL product sales (gallons)	16,457,000	8,317,000	31,674,000	16,512,000

Other
Appleby gathering systems throughput (Mcf/d)	32,000	25,000	30,000	25,000
Other gathering systems throughput (Mcf/d)	16,000	15,000	17,000	17,000
Lateral throughput volumes (Mcf/d) (2)	91,000	119,000	72,000	74,000

Appalachia:
Natural gas processed for a fee (Mcf/d) (3)	192,000	197,000	200,000	202,000
NGLs fractionated for a fee (Gal/day)	421,000	480,000	441,000	469,000
NGL product sales (gallons)	10,154,000	11,001,000	20,919,000	21,927,000

Michigan:
Natural gas processed for a fee (Mcf/d)	6,800	12,200	6,900	13,000
NGL product sales (gallons)	1,493,000	2,390,000	3,056,000	5,103,000
Crude oil transported for a fee (Bbl/d)	14,200	14,700	14,200	14,700

(1)          We acquired our East Texas System in late July 2004.

(2)          We acquired our Lubbock pipeline (a/k/a the Power-tex Lateral Pipeline) in September 2003 and our Hobbs lateral pipeline in April 2004.  The Lubbock and Hobbs pipelines are the only laterals we own that produce revenue on a per-unit-of-throughput basis.  We receive a flat fee from our other lateral pipelines and, consequently, the throughput data from these lateral pipelines is excluded from this statistic.

(3)          Includes throughput from our Kenova, Cobb, and Boldman processing plants.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands of dollars)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Total
Three months ended June 30, 2005
Revenue	$19,003	$43,337	$22,302	$15,111	$3,207	$102,960

Segment operating expenses:
Purchased product costs	6,517	38,847	18,987	8,660	851	73,862
Facility expenses	2,731	1,146	955	5,113	1,415	11,360
Depreciation, amortization and accretion	3,213	556	914	828	1,169	6,680
Total segment operating expenses	12,461	40,549	20,856	14,601	3,435	91,902

Segment operating income (loss)	$6,542	$2,788	$1,446	$510	$(228)	$11,058

Three Months Ended June 30, 2004
Revenue	$—	$31,022	$16,758	$14,247	$3,632	$65,659

Segment operating expenses:
Purchased product costs	—	28,563	13,199	6,705	904	49,371
Facility expenses	—	647	824	3,467	1,388	6,326
Depreciation and amortization	—	521	826	930	1,058	3,335
Total segment operating expenses	—	29,731	14,849	11,102	3,350	59,032

Segment operating income	$—	$1,291	$1,909	$3,145	$282	$6,627

Reconciliation of Segment Operating Income to Net Income	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004

Total segment operating income	$11,058	$6,627
Selling, general and administrative expenses	(6,311)	(2,125)
Income from operations	4,747	4,502
Earnings from unconsolidated subsidiaries	990	—
Interest income	63	14
Interest expense	(4,558)	(915)
Amortization of deferred financing costs	(497)	(315)
Miscellaneous expense	(74)	(24)
Net income	$671	$3,262

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Total
Six months ended June 30, 2005
Revenue	$33,730	$80,595	$40,457	$31,453	$6,362	$192,597

Segment operating expenses:
Purchased product costs	10,114	71,322	33,714	17,913	1,584	134,647
Facility expenses	5,066	2,074	1,963	8,870	2,718	20,691
Depreciation, amortization and accretion	6,294	1,082	1,766	1,645	2,324	13,111
Total segment operating expenses	21,474	74,478	37,443	28,428	6,626	168,449

Segment operating income (loss)	$12,256	$6,117	$3,014	$3,025	$(264)	$24,148

Six Months Ended June 30, 2004
Revenue	$—	$59,740	$33,274	$28,920	$7,550	$129,484

Segment operating expenses:
Purchased product costs	—	55,383	26,188	13,832	1,821	97,224
Facility expenses	—	1,456	1,818	6,370	2,972	12,616
Depreciation and amortization	—	1,013	1,595	1,788	2,118	6,514
Total segment operating expenses	—	57,852	29,601	21,990	6,911	116,354

Segment operating income	$—	$1,888	$3,673	$6,930	$639	$13,130

Reconciliation of Segment Operating Income to Net Income	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004

Total segment operating income	$24,148	$13,130
Selling, general and administrative expenses	(10,950)	(5,023)
Income from operations	13,198	8,107
Earnings from unconsolidated affiliates	990	—
Interest income	130	21
Interest expense	(8,232)	(2,044)
Amortization of deferred financing costs	(972)	(623)
Miscellaneous expense	(178)	(38)
Net income	$4,936	$5,423

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004

Net income	$671	$3,262	$4,936	$5,423
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	6,680	3,335	13,111	6,514
Amortization of deferred financing costs	497	315	972	623
Undistributed earnings from unconsolidated affiliates	(351)	—	(351)	—
Non-cash compensation expense	1,198	21	2,434	620
Other	(12)	34	(24)	10
Cash flow from operations prior to changes in working capital	8,683	6,967	21,078	13,190
Plus:
Third party costs incurred as part of credit facility amendments(a)	—	—	—	—
Less:
Sustaining capital expenditures	(1,026)	(559)	(1,041)	(756)
Distributable cash flow (b)	$7,657	$6,408	$19,963	$12,434

Sustaining capital expenditures	$1,026	$559	$1,041	$756
Expansion capital expenditures	14,481	5,687	30,345	7,014
Total capital expenditures	$15,507	$6,246	$31,386	$7,770

(a)          Transaction costs associated with capital raising activities are not considered reductions to Distributable Cash Flow under the terms of our partnership agreement.

(b)         Distributable Cash Flow provides additional information for evaluating our ability to make the minimum quarterly distribution and is presented solely as a supplemental measure. You should not consider Distributable Cash Flow as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Our Distributable Cash Flow may not be comparable to similarly titled measures of other entities.